Exhibit 10.24

THIS LEASE AGREEMENT (sometimes hereinafter referred to as the "Lease") made and entered into this 6TH of February 2008, by and between PERC ENTERPRISES (hereinafter called "Landlord"), whose address for the purpose hereof is 169 EAST FLAGLER STREET, SUITE 1600, MIAMI, FL. 33131 and CLR ROASTERS, LLC (hereafter called “Tenant”), whose address for purposes hereof is 2131 NW 72nd Avenue, Miami, FL 33122.

WITNESSETH
DEMISED PREMISES

1           Subject and upon the terms, provisions, covenants and conditions hereinafter set forth, and cash in consideration of the duties, covenants and obligations of the other hereunder.  Landlord does hereby lease, demise and let Tenants and Tenant does hereby lease, demise and let from Landlord those certain premises (hereinafter sometimes called the “Premises” or “Demised “premises” ) in the building known as PERC: 72nd Warehouses (hereinafter called the “Building”) located at 2131 NW 72nd Avenue, Miami, FL 33122 containing approximately 15850 square feet of Net Rentable Area (hereinafter defined) of the building, constituting an proportionate share of 22.5% of the Building.  The amount of Net Rentable Area, as provide herein, is stipulated and agreed to by Landlord and Tenant.

The term “net Rentable “Area’, as used herein shall refer to (i) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface of the opposition outer wall, excluding only the areas (“Service “Areas”0 within the outside walls used for building stairs, fire towers, elevator shafts, floors, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenants such as special stairs or elevators, and (ii) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating the areas leased by or held for lease to other tenants or for areas devoted to corridors, elevator foyers, rest rooms and other similar facilities for the use of all tenants on the particular floor (herein called “Common Areas.”), but including a proportionate part of the Common Areas located on such floor.

No reductions from Net Rentable Areas are trade for columns necessary to the Building. The Net Rentable Areas in the Demisecl Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Demised Premises, whether the state should be more or less as a result of minor variations resulting fi. 0m actual construction and completion of the Demisecl Premises, for occupancy so long as such work is done substantially in accordance \With the approved plans.
TERM

2.           This Lease shall be for the Term of five (5) years commencing on Februa1y 1 2008 and ending at Midnight on the 31st day of Janua1y. 2013, (hereinafter sometiines referred to as the 11 Lease Temm or 11 Temm) unless sooner Terminated or extended as provided herein. Tenant has the option to renew this lease after the Initial Term, for one (I) subsequent three (5) year Term (hereinafter called "Option One"), which option must be exercised in writing 180 clays prior to the Expiration of the then current Term,

If the Landlord is unable to give possession of the Demised Premises on the date of the commencement of the aforesaid Lease Term by reason of the holding over of any prior tenant or tenants or any other reasons, an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances until possession is given to Tenant, but nothing herein shall operate to extend the initial Term of the lease beyond the agreed expiration date, and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises.  There shall be no delay in the co1m11enceinent of the Term of this Lease and/or payment of rent when Tenant fails to occupy premises when same are ready for occupancy, or when Landlord shall be delayed in substantially completing such Demised Premises as a result of:

(a)	Tenant's failure to promptly furnish working drawings and plans as required or
(b)	1'enant's failure to approve cost estimates within one (1) week or
(c)	Tenant's failure to promptly select materials, finishes, or installation or
(d)	Tenant's changes in plans (notwithstanding Landlord's approval of any such changes), or
(e)	Any other act of omission by Tenant or its Agents, or failure to promptly make other decisions, necessary to the preparation of the Demised Premises for occupancy.

The commencement of the Term and the payment of rent shall not be affected, delayed or debuted on account of any of the foregoing. For the purpose of this paragraph, the Demised Premises shall be deemed substantially completed and ready for occupancy by Tenant when Landlord 1s Supervising Architect certifies that the work required of Landlord, if any, has been substantially completed in accordance with said approved plans and specifications.

Taking possession of the Demised Premises by 'fenant shall be conclusive evidence as against Tenant that the Demised Premises were in good and satisfactory condition when possession was taken.

If Tenant, with Landlord's consent, shall occupy the Demised Premises prior to the beginning of the Lease Term as specified herein above, all provisions of this Lease shall be in full force and effect conunencing upon such occupancy, and Tenant shall pay rent for such period at the same rate herein specified.

BASE RENT

3.           If tenant agrees to pay Landlord a total 0Base Rent 11 of Five Hundred Fifty-Three Thousand Seven Hundred Twenty-Four and 20/100 Dollars ($553,724.20)  in monthly installments every calendar month of the Term of this Lease, without any offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of Arnerica, a:t the Management Office for the Building or elsewhere as designated fi om titne to time by Landlord's written  notice to Tenant,  as follows:

02/01/08 - 01/31/09	$ 8,519.38/month	$I 02,232.50/year
02/01109 - 01/31/10	$ 8,860. 15/month	$106,321.80/year
02/01/10 - 01/31/11	$ 9,214.56/month	$110,574.67/year
02/01/11 -01/31/12	$ 9,583 .14/month	$114,997.66/year
02/01/12 -01/31/13	$ 9,966.46/month	$119,597.57/year

Upon Tenant's written exercise of Option One as provided for in Section 2 of this Lease, Tenant agrees to pay Landlord a total "Base Rent" of Seven Hundred Twenty-Six Thousand Nine Hundred Twenty-Four and 42/100 Dollars ($726,924.42) in monthly installments every calendar month of the extended Term of this Lease, without any offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office for the Building or elsewhere as designated fi om time to titne by Landlord's written notice to Tenant, as follows:
02/01/13 - 01/31/14	$I 0,962.92/month	$131,555.00/year
02/01/14 - 01/31/15	$11,511.06/month	$138,132. 75/year
02/01/15 - 01/31/16	$12,086.62/month	$145,039.39/year
02/01/16 -01/31/17	$12,690.95/month	$152,291.36/year
02/01/17-01/31/18	$13,325.49/month	$159,905.92/year

The balance of the total Base Rental is payable in monthly instalhnents as specified above, on the first day of each month hereinafter ensuing, the first of which shall be due and payable onFebruary 01. 2008  Ifthe Term of this Lease conunences on any day ofa month excepting the first day, Tenant shall pay Landlord rental as provided for herein for such commencement month on a pro rate basis (such proration to be based on the actual number of days in the commencement month), and the first m011th 1 s rent paid by Tenant, if any, upon execution of this Lease shall apply and be credited to the next full month1s rent due hereunder. Rental for any partial month of occupancy at the end of the Term of this Lease will be prorated,  such proration to be based  on the actual  number  of days in the partial  rnonth.

In addition to Base Rental, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other charges, taxes and/ or iinpositions now in existence or hereafter itnposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income irnposed upon Landlord

FIXED ANNUAL RENT

4.           Tenant agrees to pay the Fixed Annual Rent during the Term in equal monthly instalhnents, on or before the first day of each month in advance, at the office of Landlord or at such other place designated by Landlord, without any notice or demand therefor, and without any abatement, deduction or setoffwhatsoever.

All Fixed Annual Rent and additional reut shall be made payable to:

PERC   ENTERPRISES
169 E. Flagler Street
Suite 1600
Miami, FL   33131,

or at such other address designated in writing by Landlord.

As  used  herein,  the  Term   "Lease  Year"  is  defined  as  the  twelve  (12)  month  period  beginning  with  the Commencement Date and succeeding anniversaries thereof.

ADDITIONAL RENT

5.           Tenant shall pay, as additional rent, all stuns of inoney other than base rent or other impositions specifically set forth herein as "additional rent," whether or not  such suxus are due and payable to Landlord or to a third  patty, and regardless of whether such sums are designated as Additional Rent. Landlord shall have the same rights and remedies for Tenant's failure to pay Additional Rent as for Tenant's failure to pay any Base Rent "Rent" shall mean and include Base Rent and all Additional Rent.

TIME OF PAYMENT

6.           Tenant agrees: that Tenant will promptly pay said rents (Base Rental as the sa1ue rnay be adjusted from tiine to tiine and Additional Rent) at the tiine and place stated above; that Tenant will pay charges for work perfonned on order of Tenant and any other charges that accrue under this Lease; that if any part of the rent or above mentioned charges shall remain due and unpaid for five days next after the same shall become due and payable, Landlord shall have the option (in addition to all other rights and remedies available to it by law or equity) of declaring the balance of the entire rent of the entire Term of this Lease to be inunediately due and payable, and Landlord may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise. If the Landlord agrees to accept a rental installtnent more than five
(5) days after its due date, Tenant shall pay, as additional rent, a late charge equal to I 0% of the delinquent rental instalhnent.

Tenant shall be assessed a fee of$ I 00 for any returned check which may not be honored at either Tenant's bank or Landlord 1s bank.

SECURITY DEPOSIT

7.1           Payment of Security Deposit. Tenant shall, upon execution of this Lease, deposit with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions, covenants, and conditions of this Lease, and any modification, extension, or renewal thereof, the stun of Nineteen Thousand Six Hundred Seventv Four and 88/l 00 Dollars ($19,674.88).

7.2           Application of Security. If Tenant defaults in its payment of Rent or performance of any of its other obligations under this Lease, and any renewals or extensions thereof, Landlord tnay, at its sole option, whether before or after enforcing its remedies against the Tenant under Article 23 hereof, retain, use, or apply the whole or any part of the Security to the extent required for payment of any:

(a)	Base Rent;
(b)	Additional Rent;
(c)	Any other amounts Tenant is obligated to pay under the Lease;
(d)	Any amount that Landlord may expend or niay be required to expend by reason of Tenant's Default of this Lease;
(e)
Loss or damage that Landlord may suffer by reason of Tenant's default,Including, without litnitation, any damages incurred by Landlord or deficiency resulting from the reletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other reent1y by Landlord; or

(f)	Costs incurred by Landlord in connection with the cleaning or repair of the premises upon expiration or earlier Termination of this Lease.

7.3            Remedies Not Affected by Security.

(i)
In no event shall Landlord be obligated to apply the Security. In addition, the application of the Security is not a prerequisite to Landlord's right to reso1i to its remedies against Tenant under any terms of the Lease hereof or by law or in equity; and

(ii)
Landlord's right to resort to its remedies under Article 23 hereof, including, but not limited to, its right to bring an action or special proceedings to recover damages, or obtain possessions of the Premises, whether before or after Landlord terminates this Lease for nonpayment of Rent or for any other reason, or by law or in equity, shall not be affected by Landlords decision not apply the security.

7.4           Security Does Not Lirnit Damages. The Security shall not be a limitation on Landlord's damages or the other rights and remedies available under this Lease, or at law or equity; nor shall the Security be a paytnent of liquidated clamages.

7.5           Security Is Not Advance on Rent. The Security shall not be an advance payment of the Rent.

7.6           Restoration of Used Portion. If Landlord uses, or applies or retains all or any portion of the Security, Tenant shall restore the Security to its original amount within five (5) days after written demand from Landlord. Tenant shall be in Default of this Lease if Tenant fails to timely comply with this Paragraph.

7.7           Security May Be Commingled. Landlord shall not be required to keep the Security separate from its own funds, and may comtningle  the  Security with  its own funds, except  as required  by law.

7.8           Security Not Held in Trust. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security except as required by law.

7.9           No Interest -Bearing Account Required. Landlord shall not be required to keep the Security in an interest bearing account, except required by law. If Landlord keeps the Security in an interest-bearing account, Landlord shall receive all of the interest that accrues.

7.10           Return of Security. Subject to Paragraph 7 hereof and provided that landlord has determined, in its sole discretion, that Tenant has fully and faithfully complied with all the terms, provisions, covenants, and conditions of this Lease, and any inodification, extension, or renewal thereof, Landlord shall return any unused part of the Security to Tenant within sixty (60) days after the expiration or earlier Termination of the Lease.

7.11           Delivery of Security to Assignee. IfLandlord, in its sole discretion, has sufficient evidence that the Security to the assignee and Landlord shall thereupon be released by Tenant from all liability for the retum of the Security to Tenant.

7.12           Sale or Lease ofLandlord's Interest. In the event of a sale or foreclosure of the Property or the Building, or any part thereof which includes the Premises, or a lease of the Building, Landlord shall have the right to transfer the Security to the purchaser or tenant, as the case ntay be, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security; and Tenant agrees to look solely to the purchaser or tenant for the return of the Security.

7.13           No Encumbrances on Security. The Security shall not be mortgaged or encutnbered by Tenant, and neither Landlord nor its successors or assigns shall be bound by any such ino1tgage or encumbrance.

7.14           Security Doesn't Make Lease Effective. The acceptance by Landlord of the Security submitted by Tenant shall not render this Lease effective unless and until Landlord delivers to Tenant a fully executed copy of this Lease.

USE

8.           The Tenant will use and occupy the Demised Premises for the follov .'ing use or purpose and for no other use or purpose:  General Office & Packaged Coffee Warehouse.

QUIET ENJOYMENT

9.           Upon Payment of the Tenant of the rents herein provided, and upon the observance and perfonnance of all terms, provisions, covenants and conditions on Tenant1s part to be observed and perfonned, Tenant shall, subject to all the terms, provisions, covenants and conditions of this Lease Agreement, peaceably and quietly hold and enjoy the Demised Premises for the Terms hereby demised.

REAL ESTATE TAXES

10.           (a) Commencing as of January 1, 2008, as and for Additional Rent, Tenant shall pay to the Landlord its propo1tionate share of any and all Real Estate Taxes (as defined below) relating to the Premises within twenty (20) days' written demand therefor, or the Landlord shall be entitled at any titne or thnes in any calendar year, upon at least twenty days' prior written notice to the Tenant to require the Tenant to pay to the Landlord the estitnated increase in said Real Estate Taxes (over the Base Year) for such calendar year in equal monthly instalhnents. Such monthly amount shall be determined by dividing the estitnated Real Estate Taxes by the number ofmonths for the period from January 1st in each calendar year of the Term until the due date of the final instalhnent of Real Estate Taxes as established by the applicable taxing authority from time to thne in each calendar year ("Installment Period") and shall be paid by the Tenant to the Landlord, monthly as Additional Rent, on the date ofpayment ofmonthly rental paytnents <luting the Instalhnent Period. All atnounts received under this provision in any calendar year on account of the estimated atnount of such Real Estate Taxes shall be applied by the Landlord in payment of the actual amount of such Real Estate Taxes for such calendar year. If the amount received is less than the actual Real Estate Taxes, the Tenant shall pay any deficiency to the Landlord as Additional Rent within twenty (20) days following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the actual Real Estate Taxes, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the calendar year in respect of which such payments were made or, at the Landlord's option, shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant

(b) The Term 11Real Estate Taxes 11 shall mean all general and special taxes and assessments (including special improvement assessments) whether ad valorem or non ad valorem, foreseeable or unforeseeable, or ordinary or extraordinary, levied, assessed or itnposed at any time by any govenunental body or authority upon or against the Premises and this Lease. 11Real Estate Taxes" shall not include any ofLandlord's franchise, business privilege, payroll, or federal or state income tax or any estate or inheritance taxes, gross receipts tax, capital stock or franchise t8x, or value added tax. Tenant shall only be responsible for Real Estate Taxes itnposed for tax years (or the pro rata portion thereof for partial tax years) during the Term of this Lease and any Option Periods, and hold-over periods hereof. A 11tax year 11 shall be deetned to be a calendar year, notwithstanding the assessment or collection thereof on a different basis by any taxing authority. Tenant shall not be responsible for any penalties incurred or increased payments required as a result of Landlord's failure, inability or unwillingness to make payments and/or to file any tax or infonnational returns prior to delinquency.

(c) Tenant may, at its sole cost and expense, contest any assessment or levy of Real Estate Taxes, provided that Tenant either pays such Real Estate Taxes under protest or deposits with Landlord, prior to the date on which the Real Estate Taxes are due and payable, an amount which is necessaty to pay the total amount of such Real Estate Taxes, together with all penalties and interest, in the event that such contest is unsuccessful. To the extent necessa1y therefor, Landlord (at Tenant's expense) will yonsent to execute such doctnnents and participate in such proceedings as may be reasonably necessa1y, If Landlord also elects to contest Real Estate Taxes, the parties shall cooperate in order to coordinate such contest of Real Estate Taxes. At the conclusion of any such contest, Tenant shall pay the charge contested to the extent it is held valid, together with all court costs, interest, penalties and other expenses relating thereto and will indemnify and hold hannless Landlord fi om any costs, expenses and damages incurred in connection with such proceedings, including reasonable attorneys1 fees. Nothing herein contained, however, shall be construed as to allow such items to remain unpaid for such length of titne as shall pennit the Premises (or any pat1 thereof) to be sold by govermnental, city or inunicipal authorities for the non payment of the same. Despite contesting Real Estate Taxes, Tenant shall be responsible for all other charges and payments due under this Lease.

(d) Landlord (at Tenant's expense) will cooperate with Tenant, execute such doctnnents and pa11icipate in such proceedings as may be reasonably necessary for Tenant to qualify for and obtain any available abatements of Real Estate Taxes, or other municipal inducements available to Tenant in connection with Tenant's decision to locate its business in the Premises.

INSURANCE PREMIUMS

11.           If the Landlord's insurance premiums exceed the standard  premium rates because the t1ature of Tenant's operation results in extra hazardous exposure, then the tenant shall, upon receipt of appropriate invoices from Landlord, reitnburse Landlord for such increase in premituns. It is understood and agreed between the patties hereto the\t such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

Commencing as of January 01, 2008 as and for Additional Rent, Tenant shall pay to the Landlord its propo11ionate share of any and all premiums for the insurance policies maintained by Landlord under Section 49 herein (the "Insurance Costs") within twenty (20) days written demand therefore, or the Landlord shall be entitled at any time or times in any calendar year to cause Tenant to pay estimated increases monthly (to be reconciled annually based on actual Insurance Costs) in the same manner as for monthly payments of Real Estate 'faxes as described above.

RULES AND REGULATIONS

12.           Tenant agrees to comply with all rules and regulations Landlord may adopt from time to thne for operation of the Building and protection and  v. elfare  of  Building,  its  tenants,  visitors  and  occupants.  'The  present  rules  and regulations, which  Tenant hereby  agrees to comply with,  entitled  "Rules and Regulations 11  are attached hereto  and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant, provided  the same do not materially deprive 1 enant of  its rights  established  under  this  Lease.

GOVERNMENTAL REQUIREMENTS

13.           Tenant shall faithfully observe in the use of the Demised Premises all municipai and county ordinances and codes state and federal statutes now in force or which may hereafter be in force. In the event, Tenant shall violate any municipal and county report, Tenant shall indetnnity and hold Landlord hannless for any loss, including any costs or attorneys fees incurred by Landlord.

SERVICES

14.           (a) Landlord shall maintain the Co1m11on Areas, including lobbies, stairs, elevators and corridors in the Building in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. Tenant shall during the Term of this Lease, keep in first class order condition and repair the Premises and every part thereof, including without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, and fixture, interior walls, ceilings, windows, skylights, entrances and vestibules located within the Premises. 'fenant shall paint the interior surface of exterior walls as often as tnay be required to keep the Premises neat and attractive. Tenant shall replace the heating, air conditioning, ventilating, light bulbs and floor coverings in the Pretnises whenever replacement of said equipment is required  during the Term of this Lease.

(b) Landlord shall furnish (I) electricity for lighting and air conditioning the Common Area as well as water to the Common Area and, only if the Premises are not separately metered fcir electric and/or water, for the Premises as well (as applicable), subject to Tenant reilnbursing Landlord for Tenant's Percentage Share of the same and the Excess Use (defined in section (c) below), (2) elevator service for the Conunon Area, (3) lighting replacement for the Common Area (for building standard lights), (4) restroom supplies for the Common Areas, (5) janitor service for the Common Area. Landlord shall not be in default hereunder or be liable for any damages directly or ind}rectly resulting from, (i) the installation, use or interruption of use of any equiptnent in connection with the furnishing of any of the foregoing services (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or itnprovements to the Premises or to the Property, or (M) the litnitation, curtaihnent, rationing or restrictions Qll use of water, elech icity, gas or any other fonn of energy serving the Pretnises or the Property. The failure by Landlord to any extent to furnish, or the interruption or Termination of the foregoing services, in whOle or in part, resulting frotn causes beyond the reasonable control of Landlord, shall not be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant fl:om the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or tnachine1y used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on ac ount of an interruption in service occasioned thereby or resulting thcrefrom.

(c) No electric cml'ent shall be used by Tenant except that famished or approved by  Landlord, nor shall electric cable or wire be brought into the Premises,  except upon the written  consent and approval  of the Landlord.  Tenant shall use only inachines and equipment that operate on the Building's standard electric circuits, but  which  in no  event shall overload the Building1 s standard electric circuits from which the  Tenant  obtains  electric  current.  In  the  event Tenant1s electric consutnption is not separately metered, then any consumption of electric current in excess of that considered by Landlord to be used, nonnal and  customary for all tenants  in the Building, or which require special circuits or equipment (the installation of which shall be at Tenant's expense after approval  in writing  by the Landlord)  ('1Excess Use 11 ), shall be paid for by the Tenant as additional rent, based upon Landlord 1s estitnated cost of  such  excess  electric  current consumption. Tenant shall pay for all separately metered utilities, including but not limited to light, power, telephone and other utilities and services specially or exclusively supplied and/or inetered exclusively to the Premises or to Tenant, together with  any local, state or federal  taxes thereon.   Tenant  shall  directly  pay the provider  of such  separately  nletered  services.

TENANT WORK

15,       It is understood and agreed between the parties hereto that any charges against Tenant by Landlord for services or for work done on the Demised Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

REPAIR OF DEMISED PREMISES

16.           Tenant shall during the Term of this Lease, keep in first class order condition -and repair the Demised Premises and every part thereof, including without lightin the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Demised Premises, fixture, interior walls, ceilings, windows, skylights, entrances and vestibules located within the Demised Premises. Tenant shall paint the interior surface of exterior walls as often as may be required to keep the Demised Premises ne_at and attractive. Tenant shall replace the heating, air conditioning, ventilating, light bulbs and floor coverings whenever replacement of said equipment is required during the Term of this Lease.

If Tenant fails to perform its obligation under this paragraph 14, Landlord may at its option and after five (5) days written notice to Tenant enter upon the Demised Premises and put the satne in good order, condition and repair and the cost thereof shall become due and payable as Additional Rental by Tenant to Landlord upon demand.

 Tenant will make no alterations, additions or improvements in or to the Demised Premises without the written consent of the Landlord, which  shall not be unreasonably withheld, but tnay  be predicated upon but not litnited to Tenant's use of contractors who are acceptable to Landlord, and all additions, fixtures, carpet or itnprovements, except only office furniture and fixtures which shall be readily removable without injury to the Demised Premises, shall be and remain part of the Demised Premises at the expiration of this Lease.

It is furtheragreed that this Lease is made by the Landlord and accepted by the Tenant with the distinct understanding and agreement that the Landlord shall have the right and privilege to make and build additions to the Building of which the Demised Premises are a part, and make such alterations and repairs to said Building as it may seem wise and advisable without any liability to the Tenant thereof.

INDEMNIFICATION

17.           Tenant further agrees that  Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, tnateriahnen, and other items of like character, and will indemnify Landlord against all expenses, cusls anti charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred in and about the defense of any suit discharging the said Premises or any part thereof from any liens,judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be tnade or filed, Tenant shall bond against or discharge the same within ten (10) days after the satne has been made or filed. It is understood and agreed between the parties hereto that the expens s, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

The Tenant herein shall no have any authority to create any liens for labor or materials on the Landlord's interest in the Detnised Premises and all persons contracting with the Tenant for the destruction or removal of any facilities or the itnprovements on or about the Leased Premises, and all materialmen, contractors, subcontractors, mechanics and laborers are hereby charged with notice that they inust look only to the Tenant and to the Tenant's interests in the Demised Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

ESTOPPEL STATEMENT

18.           Tenant agrees that from time to time, upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) that this Lease is umnodified and in full force and effect (or, if there have been inodifications, that the Lease as nlodified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; and (c) that Landlord is not in default under any provisions of this lease, or, if in default, the nature thereof in detail.

SUBORDINATION

19.           If the building and/or Demised Premises are at any titne subject to a m01tgage and/or deed of trust, and Tenant has received written notice from Mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by landlord hereunder, Tenant will also sitnultaneously give a copy of such notice to each Landlord 1s Mortgagee and each Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or retnedial action (if any) taken by Landlord 1s Mortgagee with the same effect as if such action had been taken by Landlord.

This Lease shall at Landlord 1s option, which option may be exercised at any titne during the Lease Term, be subject and subordinate to any first inortgage now or hereafter encumbering the Building. This provision shall be self operative without the execution  of any fiuther  instrtnnents. Notwithstanding the foregoing, however, 'fenant hereby agrees to execute any insttument(s) which Landlord nlay deem desirable to evidence the subordination of this Lease to any and all such inortgages.

ATTORNMENT

20.           If the interest of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement on any first mortgage on the Demised Premises, Tenant shall be bound to such transferee (herein sometirnes called the "Purchaser") for the balance of the Term retnaining, and any extensions or renewals thereof which tnay be effective in accordance with the terms and conditions hereof with the same force and effect as if the purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the Mortgagee if it be the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations ofTenant and the Purchaser upon such attonnnent, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interest, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under Lease or otherwise and Landlord's successor by acceptance of rent fi om Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease.

ASSIGNMENT

21.           Without the written consent of the Landlord first obtained in each case, Tenant shall not assign,  transfer, mortgage, pledge or otherwise encu1uber or dispose of this Lease or underlet the Demised Premiscs or any part thereof or pennit the Demised Premises to be occupied by other persons. In the case of a subletting, Landlord 1s consent tnay be predicated, among other things, upon Landlord becoming entitled to collect and retain all rentals payable under the sublease. If this Lease be assigned, or ifthe Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, the Landlord may, after default by the Tenant, collect or accept rent from the assignee, undertenant or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of assignee, undertenant or occupant as Tenant, nor shall it be construed as or itnplied to be a release of the Tenant frotn the further observance and perfonnance by the Tenant of the terms, provisions,  covenants  and conditions  herein  contained.

The acceptance by Landlord of the payment of rent following any assigrunent or other transfer prohibited by this Paragraph shall not be deemed to be a consent by Landlord to any such assigmnent or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

If Landlord shall consent to any transfer or subletting to any party, Tenant shall in consideration therefore pay to Landlord as additional  rent the  Transfer  Consideration.  For  purposes  of this  paragraph,  the Term  "Term  Consideration" shall mean  in any Lease Year:  (i) any rents, additional  charges  or other consideration  payable  to Tenant  by the transferee or sub-tenant of the transfer which is in excess of the Base Rental and additional Base Rental.accruing  during such Lease Year; and (ii) all sums paid for the sale 01 rental of Tenant's fixtures, leasehold iI11provements, equipment, furniture or other personal property. The Transfer Consideration shall be paid to Landlord as and when paid by the transferee or sub tenant to Tenant.   Landlord  shall  have the right  to audit

Tenant's books  and  records  upon reasonable  notice to deTermine the ainount of Transfer Consideration payable to Landlord. In the event such audit reveals an understatement of Transfer Consideration  in excess  of 5o/o of the  actual 1'ransfer Consideration  due Landlord,  Tenant  shall pay  for the  cost of such audit within ten days after Landlord's written demand for sa.me.

In Lieu of consenting or not consenting, Landlord inay, at its option, (i) in case of the proposed assignment or subletting of 'fenant1s entire leasehold interest, Terminate this Lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease as to that portion of the Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to clause (ii) of this paragraph, Tenant1s obligations as to base Rental and Additional Rent shall be reduced in the satne propo1tion that the net Rentable Area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total Net Rentable Area of the Premises.

To review any proposed assigmnent Landlord will require sixty (60) days to review Tenant's submission of(i) the name of the entity receiving such transfer (the "Transferee"); (ii) a detailed description of the business of the Transferee, (M) audited financial statements of the Transferee; (iv) all written agreements governing the transfer; and (v) any infonnation reasonably requested by the Landlord with respect to the transfer or the Transferee; and (vi) a fee of one thousand and No/100 dollars ($1,000.0D) to compensate Landlord for legal fees, costs of administration, and other expenses incurred in connection with the review and processing of such documentation. Notwithstanding the foregoing, Landlord's consent will not be deemed u1u easonably withheld should Tenant request an assignment of this lease within the first eighteen (18) months of the initial lease Term. If Tenant assigns this Lease more than once within twelve (12) months following the date of any previous assigm11ent hereof, Tenant shall pay Landlord a fee of five thousand  and No/100 ($5,000.00).

SUCCESSORS AND ASSIGNS

22.           All terms, provisions, covenants, and conditions to be observed and perfonned by Tenant shall be applicable and binding upon Tenant1s respective heirs, administrators, executors, successors  and assigns, subject, however, to the restrictions as to assig11ment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

HOLD HARMLESS OF LANDLORD

23.           In consideration of said Premises being leased to Tenant for the above rental, Tenant agrees: that Tenant, at all times, will indetnnify and keep Landlord hannless for all losses, damages, liabilities and expenses, which may arise or be claiined against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Pretnises by Tenant or consequent upon or arising frorn any negligence, acts, omissions, neglect or fault ofTenant, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising frorn Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any datnages losses or injuries to the persons or property ofTenant which may be caused by the acts, neglect, 0missions or faults of any persons, finns or corporations, except when such inju1y, loss or datnage results fi:otn gross negligence or intentional  acts or 0missions of Landlord, his agents or etnployees, and that

Tenant will indemnify and keep hannless Landlord  from  all datnages,  liabilities,  losses,  injuries, or expenses  whichmay arise or be claitned against Landlord and be in favor of any persons, finns or corporations, where said injuries or damages arose about or upon said Premises, as a result of the negligence of Tenant, his agents, etnployees, se1vants,  licensees, visitors, customers, patrons, and invitees.  All personal  property  placed  or nloved  into the Demised Premises  or Building shall be at the risk of Tenant or owner thereof, and Landlord shall not be liable to Tenant for any datnage to said personal property. Tenant shall 111 aintain at all tiines during the Term of this Lease an insurance policy or policies in an ainount of amounts sufficient in Landlord's opinion, to inde1m1ify Landlord or pay Landlord's damages, if any, resulting  fi_.otn any matters  set  forth  hereinbefore   in  this  paragraph  23.

In case Landlord shall be made a party to any litigation commenced  against Tenant, then Tenant shall protect and hold  Landlord  hannless  and shall pay all costs, expenses and reasonable  attorneys 1   fees incurred or paid by Landlord in connection with such litigation and appeal thereof.

ATTORNEYS' FEES

24.           If either party defaults in the performance  of any of the terms, provisions,  covenants and conditions  of this Lease and by reason thereof the other party employs the se1vice of an attorney to enforce perfonnance of the covenants, or to perfonn any service based upon defaults, then in any of said events the prevailing party shall be  entitled  to reasonable attorneys 1 fees and all expenses and costs incurred by the  prevailing  party  pertaining  thereto  (including  costs  and  fees relating to any appeal) and in enforcement of any remedy. Futther,  in the event Landlord is required to file an action for Tenant Ilemoval (Eviction)  because of a default  by  Tenant, and thereafter  Landlord  pennits  Tenant to cure such default and retain possession of the Leased Premises, Tenant shall pay Landlord, as Additional Rent, the attorney's fees incurred by Landlord and the costs of the Tenant Retnoval  action.   In the  event Landlord  is requin;d  to  file  an  action  against Tenant to collect unpaid rent after a 'fenant Removal action, Landlord tnay recover frotn Tenant, as Additional Rent, the attorney's  fees  incurred  by Landlord  and the  costs  of the Tenant Removal  action.

DAMAGE OR DESTRUCTION

25.           In the event the Demised Premises shall be destroyed or so damaged or injured by fire or other casualty, during the Term of this Lease, whereby the same shall be rendered untenantable, then the Landlord shall have the right, but not the obligation, to render such Demised Premises tenantable by repairs within 180 days therefrom.

Landlord agrees that, within 60 days following damage or destruction, it shall notify Tenant with respect of whether or not the Landlord intends to restore the Premises. If such Premises are not rendered tenantable within the aforesaid 180 days it shall be optional with either pa1ty hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of which the Term is Terminated. The cancellation herein mentioned shall be evidenced in writing. During any tiine that the Demised Premises are untenantable due to causes set forth in this paragraph, the rent, or a just and fair proportion thereof shall be abated. Notwithstanding the foregoing, should damage, destruction or injury occur by reason of Tenant1s negligence, Landlord shall have the right, but not the obligation, to render the Demised Premises tenantable within 360 days of the date of datnage, destruction or iqju1y and no abatement of rent shall occur.

Notwithstanding the foregoing, should damage or destruction occur during the last twelve months of the Lease Term either Landlord or Tenant shall have the option to Terminate this Lease, effective on the date of damage or destruction, provided notice to terminate is given within 30 days of the date of such damage or destruction. Notwithstanding the foregoing, should the damage or destruction occur by reason of Tenant's negligence, Tenant shall not have such option t terminate.

Notwithstanding the foregoing, there shall not be any partial or full abatement of rent due to the aforementioned damage or destruction.

EMINENT DOMAIN

26.           If there shall be taken during the 1'enn of this Lease any part of the Demised Pretnises or Building other than a part not interfering with maintenance, operation or use of the Demised Premises, Landlord may elect to Terminate this Lease or to continue same in effect IfLandlord elects to continue the Lease, the rental shall be reduced in proportion to the area of the Demised P-remises so taken and J_,andlord shall repair any damage to the Demised Premises or Building resulting fi:om such taking. If any pa11 of the Demised Pretnises is taken by condemnation or Eminent Domain which renders the Pretnises unsuitable for its intended use, this Lease shall continue in effect and the rental shall be reduced in propo11ion to the area of the Demised Premises so taken and Landlord shall repair any damages to the Demised Premises resulting from such taking. If all of the Demised Premises is taken by condemnation or Eminent Domain this Lease shall Terminate on the day of the taking. All sums awarded (or agreed upon between landlord and the conde11ming authority) for the taking of the interest of Landlord  and/or Tenant, weather as damages or as compensation, and weather for partial or total condenu1ation, will be the prope1ty of Landlord. If the Lease shall be Terminated under any provisions of this paragraph, rentals shall be payable up to the date of that possession is taken by the authority, and Landlord will refund to Tenant any prepaid unaccrued  rent less any sum or amount then owing by Tenant to Landlord.

ABANDONMENT

27.           If during the Term of this Lease, Tenant shall abandon, vacate or remove from the Demised Premises the major portion of the goods, wares, equipment or fi.lrnishings usually kept on said Demised  Premises,  or  shall  cease  doing business in said Demised Premises, or shall suffer the rent to be in arrears.  Landlord may at its option, cancel the Lease in the manner stated in Paragraph 24  hereof, or Landlord may enter said Pretnises as the agent of 'fenant by force  or othe1wise, without being liable in any way therefor and relet the Demised Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and  for  such  duration  oftiine as Landlord  may deTermine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized  by Landlord  over and above the expenses to Landlord of such relating, Tenant shall  pay  any  deficiency.

INSOLVENCY

28.           It is agreed by the parties hereto that: if Tenant shall be adjudicated a bmtl<rupt or m1 insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assig1unent or take the benefit of any insolvency law, or if Tenant's leasehold interest under this Lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under Federal or State laws), or if said Premises shall be abandoned or_deserted; or if Tenant shall fail to perfonn any of the terms, provisions, covenants or conditions of this Lease on Tenant's pa11 to be performed; or if this Lease or the Term thereof be transferred or passed to or devolved under  any persons,  finns, officers or corporations  other than by death of the Tenant, operation of law or otherwise, than in any such events, at the option ofLandlord, the total remaining unpaid Base Rental for the Term of this Lease shall become due and payable or this Lease and the Term of this Lease shall expire and end five (5) days after Landlord has given Tenant written notice (in the manner hereinafter provided) of such act, condition or default and Tenant hereby agrees immediately then to pay said Base Rental or quit and surrender said Demised Premises to Landlord but this shall not impair or affect Landlord1s right to maintain su1mna1y proceedings for the recovery of the possession of the Demised Premises in all cases provided for by law. If the Term of this Lease shall be so Terminated, Landlord nlay imtnecliately, or at any tiine thereafter, re-enter or repossess the Demised Premises and remove all persons and property therefrotn  without being liable for trespass or damages.

LIEN FOR PAYMENT OF RENT

29.           In addition to and independent of any lien in favor ofLandlord arising by operation of law, Tenant hereby grants to Landlord a security interest, to secure payment of all Basic Rent and other sums ofmoney becoming due hereunder fl"om Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, in and upon all goods, wares, equipment, fixtures, furnishings, inventory, iinprovements and other personal property of Tenant presently or which hereafter may be situated in or on the Premises, and all proceeds therefrotn, and such property shall not be removed therefrom without the consent of Landlord until any and all other sums ofmoney then due to Landlord hereunder, first shall have been paid and discharged, and all covenants, agreements and conditions hereof have been fully complied with and perfom1ed by Tenant. At any time and from time to titne, Tenant agrees to execute any UCC-1 Financing Statement or such other documents or instruments as Landlord may request to perfect or confirm the security interest created by this Paragraph. Upon any failure by Tenant to do so, Tenant agrees that Landlord inay execute same for and on behalf of Tenant as Tenant1s attorney in-fact. Tenant hereby waives all exemption laws to the extent pennitted by law.  This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice, and Landlord shall have the right to become purchaser upon being the highest bidder at such sale. Landlord, as secured party, shall be entitled to all the rights and re1uedies afforded a secured party under the Unifonn Co1mnercial Code of the State in which the Premises are located, which rights and remedies shall be in addition to and cumulative of the Landlord's liens and rights provided by law, in equity or by the terms and provisions of this Lease.

WAIVER OF DEFAULT

30.           Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/ or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waver by Landlord shall affect any default other than the default specified in such waiver and only for the titne and extension therein stated.

No waiver of any Term, provision, condition or covenant of this Lease by Landlord shall be deemed to itnply or constitute a further waiver by Landlord of any other Term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted by Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that tenant shall fail to perfonn any of the terms, provisions, covenants and conditions on this Lease on Tenant1s part to be perfonned or fail to pay Base Rental, additional Rental or any other sums due Landlord hereunder when due. All rights and remedies specifically granted to Landlord herein by law and equity shall be cutnulative and not mutually exclusive.

RIGHT OF ENTRY

31.           Landlord, or any of his agents, shall have the right to enter the Demised Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessa1y for the safety, comfort or preservation thereof, or to said Building, or to exhibit said Demised Premises within one hundred and eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose ofremoving placards, signs, fixtures, alterations, or additions which do not confonn to this Lease.

NOTICE

32.           Any notice given to Landlord as provided for in this Lease shall be sent to Landlord by registered mail addressed to Landlord at Landlord 1s Management Office for the Building. At:iY notice to be given Tenant under the Terms of this Lease, unless otherwise stated herein, shall be in writing and shall be sent by ce1tified tnail to the office of Tenant in the Building. Either party, frotn titne to titne, by such notice, tnay specified another address to which subsequent notices shall be sent.

LANDLORD CONTROLLED AREAS

33.           All automobile parking areas, driveways, entrances and exits thereto, Corrunon Areas, and other facilities furnished by J_,andlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ratnps, landscaped areas, stairways, corridors and other areas and h11provements provided by Landlord for the general use, in corrunon, of Tenants, their officers, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all thnes subject to the exclusive control and inanagement ofLandlord, and Landlord shall have the right from time to titne to establish, modify and enforce rules and regulations with respect to all facilities and areas al1d improvements to police saine, fi om time to titne to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to, to restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portio11" of said areas or facilities to such extent as tnay in the opinion of Landlord 1s counsel be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close temporarily all or any po1tion of the facilities; to discourage non-tenant parking; to charge a fee for visitor and/ or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the solejudgement of Landlord, the Landlord shall determine to be advisable with a view to the itnprovement  of the convenience and use thereof by tenants, their officers, agents, etnployees, servants, invitees, visitors,  patrons, licensees and custorners. Landlord will operate  and maintain the Conunon Areas and other facilities referred to in such reasonable tnanner, as Landlord shall detcnnine from tiine to thne. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to tnake and enforce rules and regulations regarding the use of the same or to etnploy all personnel and to make and enforce all rules and regulations pertaining to and necessa1y for the proper operation and maintenance of the parking areas and/or Co1mnon Areas and other facilities. Reference in this paragraph to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and or privileges in connection with such parking  areas  and/or privileges.

CONDITION OF PREMISES ON TERMINATION OF LEASE HOLDING OVER

34.           Tenant agrees to surrender to Landlord, atthe end of the Term of this Lease and/or upon any cancellation of this Lease, said Demised Premises in as good condition as said Demised Premises were at the begitu1ing of the Term of this Lease, ordinary wear and tear and damage by fire or other casualty not caused by Tenant's negligence excepted. Tenant agrees that if Tenant does not surrender said Demised Pretnises to Landlord at the end of the Term of this Lease then Tenant will pay to Landlord double the atnount of the current rental for each month or portion thereof that the Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failtu e to surrender to Landlord possession of said Demised Premises and will indemnify and save Landlord hannless from and against all clahns made by any succeeding Tenant of said Demised Pretnises against Landlord on account of delay of Landlord in delivering possession of said Demised Premises to said succeeding Tenant so far as such delay is occasioned by failure of Tenant to so surrender said Demised Premises in accordance herewith or otherwise.

No receipt of 1uoney by Landlord from Tenant after expiration of this Lease or the service of any-notice of commencement of any suit or final judgement for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgement.

No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed an acceptance of a surrender of the Demised Premises, and no agreetnent to accept surrender of Demised Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

OCCUPANCY TAX

35.           Tenant shall be responsible for and shall pay before delinquency all municipal, countiy or state taxes assessed during the Term of this Lease against occupancy interest or personal property of any kind, owned by or placed in, upon or about the Demised Premises by the Tenant, or used in the premises by Tenant.

SIGNS

36.           Landlord shall have the right to install signs on the interior or exterior of the Building and Demised Premises and/or change the Building 1s name or street address.

Tenant, at Tenant's sole cost and expense, will install and inaintain on the exterior of the Premises, adjacent to entrances to the Premises and above the entrances to the Premises, such sign or signs as have first received the written approval of the Landlord as to type, size, color, location, copy nature and display qualities. Landlord tnay withhold said approval in Landlord's sole and absolute discretion. The Landlord 1s current sign specifications are attached hereto as Exhibit D and made a part hereof, and may be changed by Landlord, in its sole discretion, from tilne to titne. Landlord must also approve Tenant's signage contractor, which approval will not be unreasonably withheld. The installation and maintenance of any signs or other advertising matter will at all titnes be in strict compliance with any and all laws. If at any titne Tenant's signs are not in cotnpliance with any and all laws, Landlord shall have the right to remove or othe1wise cause such signs to be in compliance. Tenant shall, protnptly upon demand by Landlord, pay Landlord for all of Landlord's costs and expenses incurred in such removal or other action, which such costs and expenses shall constitute additional rent hereunder. Upon expiration or the Termination of this Lease, Tenant, at Landlord's election but at Tenant's expense, will remove any and all signs and restore the exterior of the Premises or wherever Tenant has installed signs in a manner satisfacto1y to Landlord.

TRIAL BY JURY

37.           It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and hereby they do waive trial by jury in any action after having reasonable opportunity to consult with counsel or having waived such opportunity, proceeding or counterclahn brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant1s use or occupancy of the Premises. Tenant  further  agrees that it shall not interpose any counterclahn or counterclaitns in a summary proceeding or in any action based upon non-payment of rent or any other payment required of Tenant hereunder.

RELOCATION OF TENANT

38.           Landlord expressly reserves the right at Landlord's sole cost and expense to remove Tenant from the Leased Premises and to relocate Tenant in some other space of Landlord's choosing of approximately the same dilnensions and size within the Building, which other space shall be decorated by Landlord at Landlord's expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and materials from  the existing Premises, or other inaterials so that the space in which Tenant is relocated  shall be comparable in its interior design and decorating to the Premises from which Tenant is removed. Nothing herein contained shall be constructed to relieve Tenant or imply that Tenant is relieved of the liability for or obligation to pay Additional Rent due by reason of the provisions of this Lease, the provisions of which shall be applied to the space in which Tenant is relocated on the same basis as said provisions were applied to the Premises from which Tenant is removed. Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant shall not Terminate this Lease or release Tenant in whole or in part, fi om1 enant's obligation to pay the rents and perfonn the covenants and agreements for the full Term of this Lease.

CROSS DEFAULT

39.           If the Term of any lease, other than this Lease, made by Tenant for any other space in the Building shall be terminated or Terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto constitute a default hereunder and empower Landlord at Landlord's sole option, to Terminate this Lease as herein provided  in the event of default.

INVALIDITY OF PROVISION

40.    If any Term, provision or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such Term, provision, covenant or condition to persons or circurnstances other than those as to which it is held invalid or unenforceable shall ,not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and enforceable to the fullest extent pennitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

TIME OF ESSENCE

41           It is understood and agreed between the parties hereto that tilne is of the essence of all the terms, provisions, covenants and conditions of this Lease.

MISCELLANEOUS

42.           The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/ or assigns wherever the context so requires or admits.  The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the paragraph headings are solely for the convenience of the reader and are not intended to be all inclusive. Any fonnally executed addendutn to or modification of this Lease shall be expressly deemed incorporated  by reference herein unless a contrary intention is clearly stated herein.

EFFECTIVE DATE

43.           Submission of this instrutnent for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Pretnises or any other space or premises in, on or about the Building. This instrutnent becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

ENTIRE AGREEMENT

44.           This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it inay be niodified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Demised Premises, or of the remainder of the terms of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not replied upon any staternent, representation, prior written or contemporaneous oral prornises, agreements or warranties except such as are expressed herein.

BROKERAGE

45.           Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transactio1i other than ABC Management Services, Inc. and Tenant agrees to indem11ify and hold hannless ft om and against claiins by any broker, agent or other person claiming a conunission or other form of compensation by virtue of having dealt with 'fenant with regard to this leasing transaction.  The provisions of this paragraph shall survive the termination of this Lease.

FORCE MAJEURE

46.           Neither Landlord nor Tenant shall be required to perfonn any Term, condition, or covenant in this Lease so long as such perfonnance is delayed or prevented by force inajeure, which shall mean acts of God, labor disputes (whether lawful or not), nlaterial or labor shortages, restrictions by any govenunental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Lack ofmoney shall not be deemed force majeure.

SECURITY

47.           Landlord and Tenant hereby agree that Landlord does not assume and has no duty to provide security in and about the Demised Premises, the Building, common and recreation areas and parking areas for protection of1 enant, its employees, agents, visitors,. invitees or licensees frotn foreseeable critninal acts or criminal activity of any kind or nature whatsoever. Tenant hereby assumes all responsibility to provide security to protect Tenant, its einployees, agents, visitors, invitees or licensees frotn and against all such foreseen or unforeseen critninal acts. Any provision for security services by Landlord shall not be construed as an asstunption by Landlord of any duty to provide security and such services, if at any tilne provided, ruay discontinue at any tiiue by Landlord at Landlord 1s election without liability to Tenant or any third pa1ty.

INSURANCE REQUIREMENTS

49.           Tenant hereby agrees to inde11mify and hold hannless Landlord, its subsidiaries, directors, officers, agents, and employees from and against any and all damage, loss, liability or expense including but not limited to, attorneys1 fees and legal costs suffered by same directly or by reason of any claim, suit or judgement brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anythne there:from, and property  datnage  sustained  by  such person  or persons which arises out of, is occasioned  by or in any way ath ibutable to the use or occupancy of the Demised Premises and adjacent areas by Tenant or otherwise,  the  acts or 0missions  of 1'enant, its agents, employees or any contractors brought onto said Premises by Tenant, except that caused by the sole negligence of Landlord or its ernployees, agents, customers and invitees. Such loss or datuage shall include, but not be litnited to any inju1y or datnage to Landlord 1s perso1u1el (including  death resulting  anytirne  therefrom)  or Premises. Tenant  agrees that the  obligations  assumed  herein  shall  survive this Lease.

Tenant hereby agrees to nlaintain in full force and effect at all titnes during the Term of the Lease, at its own expense, for the protection of Tenant and Landlord, as their interest may appear, policies of  insurance issued by a responsible carrier or carriers acceptable to Landlord  which afford the following coverages:

(a) Comprehensive General Liability Insurance. Not less than $2,000,000.00 Combined Single Limit for both bodily injmy and property damage.
(b) Fire and Extended Coverage, Vandalism and Malicious Mischief, Sprinkler Leakage (when  applicable) insurance, to cover all of "fenant's stock in trade, fixtures. furnishings, removable floor coverings, trade equipment, signs and all other decorations placed by Tenant in or upon the Dernised Premises.
(c) Worker's Compensation as required by Florida Statutes.
(d) Employers Liability.  Not Less than $100,000.00

Tenant shall deliver to Landlord at least (30) days prior to the titne such insurance is first required to be carried by Tenant and thereafter at least thirty (30) days prior to expiration of such policy) Certificates oflnsurance evidencing the above coverage with limits no less than those specified above. Such Cetiificates shall name Landlord, its subsidiaries, directors, agents, and employees as additional insured and shall expressly provide that the interest of same therein shall not be affected by any breach by Tenant of any policy provision for which such Ce1iificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given Landlord in the event ofrnaterial  alteration to, or cancellation  of, the coverages evidenced  by  such Certificates.

A FAILURE TO PROVIDE  SUCH INSURANCE  COVERAGE  SHALL BE DEEMED  A DEFAULT IN THIS  LEASE

50.           If on account of the failure of Tenant to comply with the foregoing i)rovisions, Landlord is adjudged a coinsurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill thereof and evidence of such loss.

Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant, and in the event Tenant believes that any such insurance coverage called tor under this Lease is insufficient, Tenant shall provide at its own expense, such additional insurance as Tenant deems adequate.

Landlord shall at all tilnes during the Term of this Lease, at its expense, inaintain a policy or policies of insurance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant inay bring or obtain upon the Demised Premises, or any additional iinprovements which Tenant may construct on the Premises.  Landlord reserves the right to self insure such building.

Anything in the Lease to the contra1y notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights ofrecove1y, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that inay occur to the Demised Premises, the Building, improvements to the Building of which the Demised Premises are a part, personal property (building contents) within the Building, any furniture equipment, machinery, goods or supplies not covered by this Lease which the Tenant inay bring or obtain upon the Demised Premises or any additional hnprovements which Tenant inay constrU:ct upon the Demised Premises, by reason of fire, the elements  or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees.

OPERATING EXPENSES

51.1           Operating Expense Rent:   In addition to Basic Rent, Percentage Rent (if any) and Additional Rent, Tenant shall pay Tenant's  "Percentage  Share" (defined  at Paragraph  51.5 below),  of the Operating Expenses  paid  or incurred  by Landlord  in  such year  (110perating  Expense Rent"). In  addition  to  Operating Expense Rent,  'renant shall also pay to Landlord  an achninistrative charge equal to  15% of the Operating Expense Rent, to be paid concurrently with Tenant1s payment of Operating Expense Rent. The Operating Expense Rent, as set fo11h in the Building Lease, excluding any costs incurred  by  the  Landlord  fOr  real  estate  taxes  and  insurance  for the Building,  security,  electricity  and  other  non controllable  expenses  shall be  referred  to  as "Capped  Operating

Expense  Rent".  In the event the Capped  Operating Expense Rent shall increase by an amount greater than five percent (5%) ctunulative in any given lease year, Tenant shall not be obligated to pay for the additional amount in excess of five percent (5%). l'enant shall be liable for all increases in real estate taxes and insurance, security, electricity and other non-conh ollable costs regardless of whether or not they increase by more than five percent (5o/o}.

51.2           Payment: During December of each calendar year or  as  soon  thereafter  as  ptacticable,  Landlord  will  give Tenant written notice of its estimate (line item and detailed support included) of Operating Expense Rent for the ensuing calendar year. On or before the first day of each tnonth during the ensuing calendar year, Tenant will  pay to Landlord I/12th of such estitnated  amounts, provided that if such notice  is not given  in December,  Tenant will continue to pay on the basis of the prior year's estitnate until the month after such notice is given. If at any time  or titnes  it appears  to Landlord that the amounts payable for Operating Expenses for the current calendar year will vary  from its estimate  by niore than ten (10%) percent, Landlord, by written notice to Tenant, will revise its estimate for such year, and subsequent monthly payments by Tenant for such year will be in an amount so that by the end of such year, Tena11t will have paid a total sum equal to such revised estitnate. Landlord will indicate in its notice to Tenant the reasons Landlord believes its estitnate is low by more than ten (I 0°/o) percent.

51.3           Statement:  Within ninety (90) days following the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord  will deliver to Tenant a statement of amounts of Operating Expense Rent payable under this Lease for such recently completed calendar year.  If such statement shows an actual amount of Operating Expense Rent owing by Tenant that is more than the estilnated  atnount of Operating Expense Rent paid by Tenant in connection with which the monthly payments for such calendar year were previously made by Tenant, Landlord shall invoice Tenant for such additional Operatii1g Expense Rent and Tenant will pay the deficiency to Landlord within thirty (30) days after delive1y of the invoice. If the total of the estimated monthly  installments  paid  by  Tenant  during  any calendar year exceeds the actual Operating Expense Rent due fi om Tenant for such calendar year, and provided Tenant is not in default hereunder,  such excess shall, at Landlord's  option,  be  either credited  against  payments  next  due hereunder or refunded by Landlord to Tenant.  Tenant has the right, exercisable no tnore than once each calendar year, on reasonable notice and at a time reasonably acceptable t6 Landlord, to  cause  an  audit  to  be  perfonned  at  Tenanfs  sole cost  and expense, ofLandlord 1 s operations and/or books and records pertaining to Operating Expenses for the preceding two  (2) calendar  years. Landlord,  at Landlord's  sole discretion,  may provide  such audit prepared  by a certified  public accountant in lieu of allowing Tenant to audit Landlord's operations and/or books. In the event Landlord has  overstated  Operating Expenses by more than five (5%) percent, within thirty (30) days  after  detnand  therefor  by  Tenant,  accotnpanied  by Tenant's verification of such overcharges and paid invoices, Landlord  will  reiinburse  Tenant  for all overcharges  and  and costs incurred by Tenant  in connection with the audit. If Tenant fails to request reimbursement for said costs incurred by Tenant within thirty (30) days, Tenant shall be deemed to have waived its right to receive the reimbursement. In the event Landlord has not overstated  Operating Expenses  by inorethan  five percent  (5%), Tenant shall pay  all ofLandlord's  costs and expenses in connection with  such review,  including  attorney's  fees  and  accountants1  fees. Landlord  shall  have  the same remedies for a default by Tenant in the payment of Operating Expense Rent as Landlord has under this Lease in the case of a default  by  Tenant  in the payment  of Basic Rent, Percentage  Rent  (if any),  and  Additional  Rent..

51..4           Proration: If for any reason, other than the default of Tenant, this Lease Terminates on a day other than the last day ofa calendar year) the atnount of Operating Expense Rent payable by Tenant applicable to the calendar year in which such tertnination occurs will be prorated on the basis which the number of days fi om the commencement of such calendar year to and including such termination date bears to 365.

51.5           Cotnputation: Tenant1s Percentage Share of the Operating Expenses is the proportion that the rentable square footage occupied by Tenant bears to the total rentable square footage of the Building, as deTermined by Landlord.

51.6           Taxes Payable by Tenant: Tenant shall be directly responsible for taxes upon, measured, by or reasonably attributable to, the cost or value of Tenant's equiptnent, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold iinprovements inade in or to the Pretnises, by or for Tenant, other than the initial ii11provements to be installed at Landlord 1s expense, regardless of whether title to such improvements is in Tenant or Landlord.

SURRENDER OF PREMISES

52.           Tenant shall, upon the expiration of the Term, or any earlierTerminationofthis Lease for any cause, surrender to Landlord the Premises, including, without limitation, all building apparatus and equipment then upon the Premises, and all alterations, improvements and other additions which may be tnade or installed by either party to, in, upon or about the Premises (other than Tenant1s personal prope1ty and trade fixtures which Tenant chooses to or is required to remove as provided herein, which shall remain the property of Tenant), in good order, repair and condition and without any damage, inju1y or disturbance thereto, orpayment therefor. Without litniting the generality of the foregoing, additional provisions regarding the standards applicable to the surrender and vacation of the Premises are attached hereto .as Exhibit B.

PATRIOT ACT

53.           l'enant represents that neither Tenant nor its constituents or affiliates are in violation of any Goverm11ental Rules relating to terrorism or inoney laundering, including the Executive Order and/or the Uniting and Strengthening America by Providing Appropriate Tools  Required  to  Intercept  and  Obstruct  Terrorism  Act  of  2001  (Public  Law  107-56, the 11 Patriot Act").

HAZARDOUS  SUBSTANCE

54.           (a) Tenant shall at all titnes and in all respects comply with all federal, state, and local laws, ordinances and regulations (11Hazardous Materials Law11) relating to industrial hygiene, enviromnental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transpo1tation of any oil, fla1mnable explosives, asbestos, urea formaldehyde, radioactive materials or waste or other hazardous toxic, contaminated, or polluting tnaterials, substances, or wastes, including, without limitation, any 11 hazardous substances", 11 hazardous wastes 11 , "hazardous materials11 , or 11toxic substances 11   under  any such laws, ordinances  or regulations  (collectively,  11liazardous Materials").

(b) Tenant shall, at its own cost and expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant1s use of the Leased Premises including, without liinitation, discharge of (appropriately treated) materials or wastes into or through any sanita1y sewer serving the Leased Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, 'fenant shall cause any and all 1-Iazardous Materials brought to the Leased Premises by Tenant to be retnoved and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage a11y and all Hazardous Materials brought in, on, under, or about the Leased Premises by Tenant in total confonnity with all applicable Hazardous Materials Laws and prudent indusby practices regarding tnanagement of such Hazardous Materials. All repo1ting obligations ilnposed by Hazardous Materials Laws are strictly the responsibility of Tenant. Tenant is 11in charge" ofTenant 1s 11 facility" as such terms are used in the Cotnprehensive Enviromnental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment  and Reauthorization  Act of 1986.

Upon expiration or earlier Termination of the Term of this Lease, Tenant shall cause all Hazardous Materials brought to the Leased Premises by Tenant to be removed from the Leased Premises and transported for use, storage, or disposal in accordance and cotnpliance with all applicable Hazardous Materials Laws.  Tenant shall not take any remedial action in response to the presence of any I-Iazardous Materials in or about the Leased Premises or the Project, nor enter into any settlement agreetnent, consent decree, or other compromise in respect to any claims relating to any Hazardous :f\1aterials in any \Vay connected with the Leased Premises or the Project, without first notifying Landlord ofTenant1s intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlorc11s interest with respect thereto.  In addition, at Landlord's request, Tenant shall remove any tanks or fixtures brought to the Leased Premises by Tenant which contain, contained or are contaminated with Hazardous Materials.

(c) Tenant shall inunediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other govermnental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials La,vs; (ii) any claiin made or threatened by any person or party against Tenant, the Leased Premises or the Project relating to damage, contribution, cost recovety compensation, loss, or injury resulting frotn or claitned to result from any Hazardous Materials; and (M) any reports made to any envirom11ental agency arising out of or in connection with any 1-Iazardous Materials in, on, or removed fi om the Leased Premises or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith.  Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives  or sends the same, copies of all claitns, reports, complaints, notices, warnings, asserted violations relating in any way to the Leased Premises, the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of Hazardous Waste tnanifests reflecting the legal and proper disposal of all 1-Iazardous Materials removed from the Leased Premises.

(d) Tenant shall indemnify, defend (by counsel acceptable to Landlord) and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless fi:om and against any and all claims, liabilities, penalties, forfeitures, losses, or expenses (including attorne)r 1s fees and disbursetnents)  for death of or inju1y to any person or datnage to any  property  whatsoever  (including  water  tables  and  atlnosphere)  arising  from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under,  or about the Leased Pretnises  or the Project or discharge in or from the Leased Premises or the Project of any Hazardous Materials brought to the Leased Premises by Tenant frotn and after Tenant 1s occupancy of the Leased Premises, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release,  discharge,  or  generation  of Hazardous  Materials  to,  in,  on, under, about, or from the Leased Premises Or the Project, or (ii) Tenant's failure to cotnply with any Hazardous Materials Law, whether knowingly or unknowingly, the standard herein being one of sh ict liability. Tenant1s obligations hereunder shall include, without limitation, and whether foreseeable or  unforeseeable,  all  costs  of  any  requir d  or  necessary  repair, cleanup, detoxification, or decontatnination of the Leased Premises  or  the  Project,  and  the  preparation   and itnplementation of any closure, retnedial action, or  other required plans in connection therewith, and shall survive the expiration or earlier Termination  of the Term of this Lease.  For purposes  of the release  and inde1m1ity  provision  hereof, any  acts or omissions  of Tenant, or by  employees,  agents,  assignees,  subtenants,  contractors, or subcontractors  of1 enant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional,  willful, or unlawful),  shall be strictly  attributable   to  Tenant.

(e) If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other nleans of financial capacity to enable Tenant to fulfill its obligation to Landlord hereunder, whether or not then accrued, liquidated, conditional, or contingent, Tenant shall, upon Landlord's demand, procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or fi-0m companies or persons and in fonns reasonably acceptable to Landlord, as Landlord tnay from titne to titne reasonably request. Landlord may, but shall be under no obligation to, procure such insurance if Tenant fails to meet its obligation hereunder and Tenant agrees to pay to Landlord the cost thereof as additional rent, immediately upon detnand.

(f) If Tenant's use of the Leased Premises shall involve I-Iazardous Materials of any kind in any fashion, Landlord shall have the right to require Tenant to undertake and submit to La11dlord a periodic envirom11ental audit from a qualified enviromnental engineering finn or auditor \Vhich audit will evaluate Tenant's compliance with the terms of this Lease and all Hazardous Material La,vs.

EVENTS OF DEFAULT

55. If one or tnore of the following events ('1Event ofDefault 11 ) occurs, such occurrence shall constitute a breach of this Lease by Tenant:

55.1           Abandomnent/Vacation: Tenant abandons or vacates the Premises or removes furniture, fixtures or personal property  except in the nonnal course of business; or

55.2           Rent: Tenant fails to pay any tnonthly Basic Rent, Percentage Rent (if any), Additional Rent or Operating Expense Rent, if applicable, as and when the same becotnes due and payable; or

55.3           Other Sutns: Tenant fails to pay any other sum or charge payable by tenant hereunder as and \Vhen the same becotnes due and payable, and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; or

55.4           Other Provisions: If Tenant fails to perfonn or observe any other agreetnent, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when perfonnance or observance is due, and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant, or if the default cannot be cured within said thirty (30) day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or cotnplete with due diligence and dispatch the curing of such default; or

55.5           Insolvency: Tenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bank1uptcy or insolvency law of any jurisdiction; (b) makes an assigmnent for the benefit of its creditors; (c) consents to the appointment ofa custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes aetion for the purpose of any of the foregoing; or

55.6           Receiver: A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with silnilar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed withiil thirty (30) days; or

55.7           Attaclunents: This Lease or any estate of Tenant hereunder is levied upon under any attaclunent or execution and such attachment or execution is not vacated within thirty (30) days.

55.8           Assignment/Sublease: Tenant assigns this Lease or subleases all or any portion of the Pretnises without Landlord's  prior written  consent.

REMEDIES OF LANDLORD ON DEFAULT

56.1           Termination: In the event of any default under this Lease by Tenant, Landlord may, at his option, Terminate the Lease and repossess the Pretnises pursuant to the laws of the State in which the Building is located and recover from Tenant as damages:

(a)
any unpaid Basic Rent, Percentage Rent, Additional Rent or Operating Expense Rent and other atnounts due at the titne of termination plus interest thereon at the tnaxiinum lawful rate per annum from the due date until paid;

(b)
the present value of the balance ofBasic Rent tbr the remainder of the term after Termination deTermined by applying a discount rate of the priine lending rate as published in the Wall Street Journal at such titne, less the actual amount of Basic Rent received for the Premises for the remainder of the Term after termination; and

(c)
any other amount necessa1y to compensate Landlord for all detritnent proximately caused by 1'enant's failure to perfonn its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, without liinitation, the cost of recovering the Premises.

56.2           Landlord's Options: Landlord may, in the alternative, (i) continue this Lease in effect, as long as Landlord does not Terminate Tenant's right to possession, and Landlord tnay enforce all its rights and remedies under the Lease, including the right to recover all rent as it becotnes due under the Lease; or (ii) Terminate Tenant's right of possession (but not this Lease) and repossess the Premises pursuant to the laws of the State in which the Building is located, without demand or notice of any kind to Tenant, in which event Landlord inay, but shall be under no obligation to do so (unless required by the laws of the State in which the Building is located), relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of any such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that inay be necessary or convenient, at Tenant's expense. Tenant shall also be responsible for rent for the period that the Premises are vacant and all costs ofr"e-letting, including, without limitation, brokerage conunissions and attorneys' fees. Tenant shall be liable for any deficiency of such rental below the total rental and all other payments herein provided for the unexpired balance of the Term of this Lease. If said breach of the Lease contint1es, Landlord may, at any tiine thereafter, elect to Terminate the Lease; or (M) exercise any or all rights and remedies available to Landlord at law or in equity.

LIMITATION ON LANDLORD'S PERSONAL LIABILITY

57.           Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovety of any judgment fi om Landlord, it being agreed that Landlord (and any officers, shareholders, directors, members or employees of Landlord) shall never be personally liable for any such judgment.

JOINT AND SEVERAL LIABILITY

58.           In the event that tnore than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant's obligations hereunder.

PARKING:

59.1           Tenant's Parking Rights: Within the Common Areas, Landlord will provide parking areas with necessary access. Landlord  shall not charge for parking at the Building.

59.2           Landlord's Control Over Parking:   Tenant and its authorized representatives  will park their cars only in areas specifically  designated  for that purpose by Landlord.   Within  10 days after written request  by Landlord,  Tenant will furnish to Landlord the license numbers.assigned  to its cars and the cars of all of its authorized representatives.  If Tenant or its authorized representatives fail to park their cars in the designated parking areas, Landlord may charge Tenant, after second notice as and for liquidated datnages, $25 per each day or partial day for each car parked in area other than those designated, which  shall be charged  to Tenant as Additional  Rent.   Tenant will not park or pennit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas.  Landlord shall have the right, in Landlord 1s sole discretion, to designate parking spaces for the exclusive use ofa particular tenant or particular  tenants. Landlord will have the right to institute reasonable procedures and/or methods to enforce the terms of this Subparagraph.

Landlord  shall not be responsible for parking enforcement.

EXHIBITS

All exhibits attached to this Lease are made a part of this Lease.

EXHJBIT A :                                Site Plan
EXHJBIT B :                                Move Out Standards
EXHJBIT C :                                Rules and Regulations
EXHIBIT D:                                Landlord's Sign Criteria
EXHIBIT E :                                Guaranty of Lease

SIGNATURES ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto, have signed  sea   d and d  livered this Lease in duplicate at Miatni-Dade County, Florida, on the date and year above written.

LANDLORD

PERC: 72ND WAREHOUSES
PERC ENTERPRISES
GARY RESSLER, AGENT
/s/ Gary Ressler

TENANT
/s/ X

WITNESSES:

/s/ X

/s/ X

EXHIBIT A

SITE PLAN
(See attached)

EXHIBIT B

MOVE OUT STANDARDS

Landlord and 1'enant agree that the Lease is hereby modified and supplemented as follows:

At the expiration of the Lease, Tenant shall surrender the Premises in the condition required in the Lease, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and tr ade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If 'fenant fails to remove its personal property and fixtures upon the expiration of the Lease, the same shall be deemed abandoned  and shall become the property of the Landlord.

Tenant shall surrender the Pretnises, at the time of the expiration of the I....ease, in a condition that shall include, but is not lirnited to, addressing the following iterns:

1.Lights:                      Office and warehouse lights will be fully operational with all bulbs functioning.

2. Dock Levelers & Roll Up Doors:                                                                            Should be in cotnparable working condition to the condition as of the date of the Lease.

3.Dock Seals:Free of tears and broken backboards repaired.

4.Warehouse Floor: Swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer (but Tenant is responsible  only for cracks  caused  by Tenant,  its agents, employees, or contractors due to, for example, moving and/or storing items that exceed the floor load capacity of the warehouse floor, as opposed to cracks caused by the general settling of the foundation of the Building).

5.Tenant-Installed Equipment &Wiring:     Rernoved and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc. to theceiling line.)

6.Walls: Sheetrock (d1ywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7. Roof:  Any tenantMinstalled   equipment   must   be  removed   and  roof penetrations properly repaired by licensed roofing contractor.

8.Signs:    All exterior signs must be removed and holes patched and paint touchedMup  as necessary.  All window signs should likewise beremoved.

9.Heating & Air Conditioning System:A written report from a licensed HVAC contractor within the last threee months stating that all evaporative coolers and/or heaters within the warehouse are operational and safe and that office I-IVAC system is also in good and safe operating condition.

10. Overall Cleanliness:     Clean windows,  sanitize bathroom(s),  vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of premises.

11. Upon Completion:    Contact Landlord's  property  manager to  coordinate  date of turning off power, hirning in keys, and obtaining final Landlord inspection of Premises which, in turn, will facilitate refund of security deposit.

EXHIBITC

Rules And Regulations

1. Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Pre1uises which are in the possession of Tenant. In the event Tenant fails to return keys, Landlord inay retain $50.00 ofTenant1s security deposit for locksmith work and administration.

2. Water Fixtures. Tenant shall not use water fixtures for any pul'pose for which they are not intended, nor shall water be wasted by tampering with such  fixtures.  Any  cost or datnage resulting from such inisuse by Tenant shall be  paid  for  by  Tenant.

3. Personal Use of Premises.  The Premises shall not be used or pennitted to be used  for residential, lodging, or sleeping purposes or for the storage of personal effects or propetty not required for business purposes.

4. Anitnals. Tenant shall not bring any anitnals into the Building (except bona fide service aniinals), and shall not pennit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated :from time to time by Landlord for such purposes.

5. Food and Beverages. Except for food preparation and vending machines for Tenant1s employees, Tenant shall not pennit on the Pretnises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

6. Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense at the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairv-1ells, ducts, and shafts of the Building, free of all refuse.

7. Proper Conduct. Tenant shall not conduct itself in any nlanner which is inconsistent with the character of the Building as a first quality building.

8. Music/Sound: Tenant, its officers, agents, servants and employees shall not pennit the operation of any inusical or sound producing instrutnents or device which may be heard outside the leased Premises or Building, or which may etnanate electrical waves which will itnpair radio or television broadcasting or reception fi om or in Building.

9. Infestation: If the Premises should become infested with vennin of any kind, Tenant, at its sole cost and expense, shall cause its Premises to be exTerminated fi om titne to thne, to the satisfaction of Landlord, and shall employ such exterminators therefore as shall be approved by Landlord.

9.    Etnployees. Agents. and Invitees.  In these Rules and Regulations, 11 Tenant 1   includes the employees, agents, invitees, and licensees of Tenant and others pennitted  by Tenant to use or occupy the Premises.

EXHIBIT D

LANDLORD'S STANDARD SIGN CRITERIA

1.
Tenant shall be responsible for the supply and installation of all signage, including a transfonner, at the Tenant's sole expense. Tenant will be responsible for preparing and subtnitting sign plans and specifications to Landlord for approval prior to installation.

2.
In order to preserve unifonnity, quality and character, thereby maintaining aesthetic hannony throughout the total developtnent of the Building, Landlord shall tnaintain approval of the design, construction, location and installation of all signs in the Building.

Tenant shall therefore, confonn with the following:

SPECIFICATIONS:

A.
Tenant shall be allowed one (1) outdoor facia sign in a width not to exceed 85o/o of the width of the Premises. The facia sign shall be comprised of individual reverse inetal channel letters, of a size, style and finish specified by Landlord, back lighted by non-flashing neon. The vertical height for each letter shall not exceed 18 inches. Logos, if any, shall not exceed the size of one (1) typical letter.

B.	Electrical shall be as required by jurisdictional authority.

APPROVAL:

A.	Tenant shall provide Landlord with signage plans for approval as set forth herein.

B.
Landlord shall have the specific right of approval of size, content, colors, design, construction, and installation for all exterior and window signs and 'fenant agrees that this approval right shall be absolute, so as to preserve the aesthetic hannony, uniformity, and decor of the Building. No sign work may be co1m11enced until Landlord 1s final approval is obtained by Tenant.

C.	Sign approval by Landlord shall not relieve Tenant from the requirement of complying with any and all govenunental signage laws, ordinances, and regulations.

INSTALLATION AND REMOVAL OF SIGNS:

A.
All signs and \Vork shall be done at the Tenant's expense and in a good and worktnanlike manner.  Sign installation and electrical sign connections shall be perfonned by licensed sign contractors, which shall be designated or approved by Landlord. The sign company shall carry adequate insurance to cover any personal injury or datnage to the property occurring during installation and removal of signs.

B.
Any damage to the facia or canopy of the Building occurring during the installation and removal of the signs shall be paid for by the 1'enant or repaired by the Tenant at its expense. Tenant, upon vacation of the Premises or removal or alteration of it's signs for any reason, shall be responsible for the repair, painting, and/or replacement of the surfaces where the signs were attached. All repair works have to be done to the satisfaction and approval of the Landlord.

EXHIBIT E

GUARANTY OF LEASE

ANNEXED TO AND FORMING A PART OF THE RETAIL LEASE DATED,
2008 BETWEEN PERC ENTERPRISES, ("Landlord") and CLR ROASTERS, LLC, aFlorida Limited Liabilitv Cotnpany("Tenant").

The undersigned,      Ernesto  Aguila. Personally     , jointly and severally ("Guarantor 11),   whose addres_s is in consideration of the leasing of the Premises described in the annexed Lease to the above natned Tenant, do hereby personally covenant and agree as follows:

I.
If Tenant shall default in the perfonnance of any of the covenants and obligations of said Lease on Tenant's part to be perfonned (including payment of all amounts due thereunder), then Guarantor will, on demand, perform the covenants and obligations of the Lease on Tenant's part to be perfonned and will, on demand, pay to Landlord any and all stuns due to Landlord, including all damages and expenses that may arise in consequence of Tenant's default, and Guarantor does hereby waive all requirements of notice of the acceptance of this Guaranty and all requirements of notice of breach, notice of default or non perfonnance by Tenant.

II.	This Guaranty is a guaranty of payment, and not of collection, for any sum of inoney owing from Tenant to Landlord.

III.	Guarantor hereby waives:

a.	any right to require that any prior action be brought against Tenant;

b.	any right to require that resort be had to any security or to any other credit in favor ofTenant; and

c.	all suretyship defenses generally, and the right to petition for the marshaling of assets.

IV.	This Guaranty shall remain and continue in full force and effect:

a.
as to any renewal, extension, hold over, modification or amendment of the Lease (including any expansion of the Premises and any increase in Tenant1s obligations to Landlord) and this Guaranty shall remain and continue in full force and effect as to the Lease even though  'fenant 1uay have subleased all or any po1tion of the Premises or assigned all or any portion of Tenant's interest in the Lease. Guarantor \Vaives notice of any and all such renewals, extensions, hold overs, modifications, amendments, subleases or assig1unents;

b.
even though Landlord may have waived one or more defaults by Tenant, extended the titne of perfonnance by Tenant, released, returned or misapplied other collateral given as additional security (including other guaranties) or released Tenant from the perfonnance of its obligation under the Lease;

c.
notvvithstanding the institution by or against Tenant of bankruptcy, reorganization. readjusttnent, receivership or insolvency proceeding of any nature, or the disaffinnance of the Lease in any such proceedings or otherwise; and

d.
until such time as Landlord has executed and delivered to Guarantor an instrument specifically releasing Guarantor, Guarantor nlay not be released by any actions or oral statements of Landlord or by itnplication.

V.
If the Lease shall be terminated due to a default by Tenant, Guarantor shall (without in any way lhniting its liability under any other provision of this Guaranty), at the request of and within the cotnplete discretion ofLandlord, enter into a new Lease with Landlord on the same terms and conditions as contained in the Lease iinmediately prior to its Termination, commencing on the termination elate of said Lease and ending on the expiration date of said Lease; this provision shall not, however, vest Guarantor with any right to demand or require such a new Lease from Landlord. Landlord  shall have sole and absolute discretion as to whether or not such a new lease shall be required.

VI.
Guarantor shall submit to Landlord annually, or at such other titnes as Landlord shall request, financial statements and such other financial infonnation as Landlord shall require, which shall be audited by a certified public accountant if required by Landlord.

VII.
Guarantors acknowledge receipt of valuable consideration received in their undertaking of this Lease in that the Guarantors are shareholders of Tenant, and it is acknowledged by the Guarantors that the Lease herein guaranteed is of benefit and value to the Guarantors and would not have been negotiated or consummated by Landlord without this Guaranty being executed and delivered by the Guarantors.

VIII.	VlII. This Guaranty shall be applicable to and inure to the benefit of Landlord, its successors and assigns and shall be binding upon the heirs, representatives, successors and assigns of Guarantor.

IX.
Guarantor may, at Landlord 1s option, be joined in any action or proceeding commenced by Landlord against Tenant in connection with and based upon any covenants and obligations in the Lease and/or this Guaranty, and Guarantor waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Guarantor.

X.	If this Guaranty is signed by mo1;e than one party, their obligations shall be joint and several and the release of one of such Guarantors shall not release any other such Guarantors.

XI.
The liability of Guarantor is coMextensive with that of Tenant and also joint and several; an action may be brought  against  Guarantor  and  carried  to final judgment  either with  or without  making Tenant  a party  thereto.

XII.
Until all of Tenant's obligations under said Lease are fully perfonned, Guarantor (1) waives any rights that Guarantor inay have against Tenant by reason of any one or inore payments or acts in compliance with the obligation of Guarantor under this Guaranty, and (2) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under said Lease.

XIII.	This Guaranty and the Lease shall be governed by, interpreted under the laws of, and enforced in the cou1is of the state in which the Premises are located.

XIV.
Guarantor hereby waives the benefit of any statute of limitations affecting Guarantor 1s liability under this Guaranty and any plea or claim of lack of personal jurisdiction or hnproper venue in any action, suit or proceedi_ng brought to enforce this Guaranty or any of the obligations arising hereunder. Guarantor specifically authorizes any such action to be instituted and prosecuted in any Circuit Court in the state in which the Premises are located or United States District Court of the state in which the Premises are located, at the election of Landlord, where venue would lie and be proper.  Guarantor irrevocably appoints Tenant as its agent for service of process.

XV.
Guarantor will pay to Landlord all of Landlord's expenses incurred in enforcing this Guaranty, including, but not li1uited to attorneys' fees and costs at the trial level and at all levels of appeal and in co1u1ection with any bankruptcy  or administrative proceedings.

XVI.
LANDLORD AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER ORIN CONNECTIONWITl-I THIS GUARANTY AND ANY AGREEMENTS CONTEMPLATED HEREBY TO BE EXECUTED IN CONJUNCTION HEREWITH, OR  ANY  COURSE  OF  CONDUCT,  COURSE  OF  DEALING,  STATEMENTS  (WHETHER  VERBAL  OR WRITTEN) OR ACTIONS OF THE pARTIES HERETO. nns PROVISION IS A MATERIAL INDUCEMENT FOR THE LANDLORD'S ACCEPTANCE OF THIS GUARANTY.

INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 6th day of February, 2008.

Witnesses:  /s/ X

GUARNATOR(S):

/s/ Erenesto Aguila
Ernesto Aguila, Personally

 SOCIAL SECURITY NO(S).

STATE OF FLORIDA

COUNTY OF MIAMI-DADE
Sworn to (or affirmed) and subscribed before me this     6TH DAY OF February, 2008 by

NOTARY PUBLIC-STATE OF FLORIDA
/s/ X

LANDLORD'S WAIVER INVENTORY AND EQUIPMENT

WHEREAS,  CLR  ROASTERS  LLC.,  a  Florida  limited  liability  company  (herein the “Client") has pledged and granted to THE CIT  GROUP/COMMERCIAL  SERVICES,  INC. CIT"), 301 South Tryon Street, Charlotte,  North Carolina   28202, a continuing general lien upon and security interest in (a) its present and future merchandise, inventory and goods nerein "Inventory"), and (b) machinery, equipment, furnishings, fixtures and goods (herein Equipment"),  pursuant  ta  a  certain  Security  Agreement  between  CIT  and  the  Client,  as >mended; and

WHEREAS, said lien and security interest cavers all said Inventory and Equipment now or hereafter located, or to be located at 2131 N.W. 72nd Avenue, Miami, Floric;la 33122, which premises are owned by the undersigned landlord; now, therefore,

THE UNDERSIGNED, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged, does by these presents, hereby waive and relinquish in favor of CIT, its successors and assigns, all right of levy for rent and all claims of every kind against said Inventory and Equipment now or hereafter kept or to be kept at said premises, this waiver to continue until full compliance by the Client with all the terms and conditions of the Security Agreement between CIT and the Client, as amended, and until payment and satisfaction of all obligations secured thereby; and the undersigned further agrees that it will not hinder or delay CIT in enforcing its rights under said Security Agreement; that said Inventory and Equipment may be repossessed or removed by CIT at any time and from time to time; and that CIT may go on the premises for such purposes at any time and from time to time and the undersigned will provide access accordingly.

IN WITNESS WHEREOF,  the undersigned, owner-landlord, has signed below this 6th day of January, 2008.

PERC ENTERPRISES
“Landlord”

By: /s/ X
Title:
Address: 169 Flagler Street, #1600
Miami, Florida 33130

NOTARY PUBLIC-STATE OF FLORIDA

/s/ X

LANDLORD'S WAIVER-  INVENTORY AND EQUIPMENT

WHEREAS, CLR ROASTERS LLC., a Florida limited liability company  (herein  the "Client") has pledged and granted to THE CIT  GROUP/COMMERCIAL  SERVICES,  INC. ("CIT"), 301 South Tryon  Street,  Charlotte,  North  Carolina  28202,  a continuing  general  lien upon and security interest in (a) its present and future  merchandise,  inventory  and  goods (herein "lnvento1y"), and (b) machinery, equipment, furnishings, fixtures and goods (herein "Equipment"), pursuant to a certain Security Agreement between CIT and the Client,  as amended; and

WHEREAS, said lien and security interest covers all said Inventory and Equipment now or hereafter located, or to be located at 2131 N.W. ?2nd Avenue, Miami, Florida 33122, which premises are owned by the undersigned landlord; now, therefore,

THE UNDERSIGNED, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged, does by these presents, hereby waive and relinquish in favor of CIT, its successors and assigns, all right of levy for rent and all claims of every kind against said Inventory and Equipment now or hereafter kept or to be kept at said premises, this waiver to continue until full compliance by the Client with all the terms and conditions of the Security Agreement between CIT and the Client, as amended, and until payment and satisfaction of all obligations secured thereby; and the undersigned further agrees that it will not hinder or delay CIT in enforcing its rights under said Security Agreement; that said Inventory and Equipment may be repossessed or removed by CIT at any time and from time to time; and that CIT may go on the premises for such purposes at any time and from time to time and the undersigned will provide access accordingly.

IN WITNESS WHEREOF,  the undersigned, owner-landlord, has signed below this 6th day of January, 2008.

PERC ENTERPRISES
“Landlord”

By: /s/ X
Title:
Address: 169 Flagler Street, #1600
Miami, Florida 33130